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                                                                  EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration
Statements of Spyglass, Inc. on Form S-3 (File Nos. 333-06943, 333-08255, 333-08253, 333-14643 and 333-42511) and on Form S-8 (File Nos. 33-95164,
33-95160, 33-95162, 33-95158, 333-2312, 333-04357 and 333-40831) of Spyglass,
Inc. of our reports dated October 24, 1997, with respect to the consolidated financial statements and schedule of Spyglass, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1997.

/s/ Ernst & Young LLP

Ernst & Young LLP
Chicago, Illinois
December 16, 1997